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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of IHOP Corp. and Subsidiaries on Form S-8 (File No. 33-46361) of our report dated February 18, 2000, on our audits of the consolidated financial statements of IHOP Corp. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

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PricewaterhouseCoopers LLP

Los Angeles, California
February 29, 2000